Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 2, 2017, by and among Proteon Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned investors (each individually, an “Original Investor” and together, the “Original Investors”).

WHEREAS:

A. In connection with the Securities Purchase Agreement, dated as of June 22, 2017, by and among the parties hereto (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Original Investors shares of Preferred Stock (as defined below) in the amounts described in the Securities Purchase Agreement, which shares of Preferred Stock will be convertible, upon the terms and conditions and subject to the limitations set forth in the Certificate of Designation (as defined below), into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and

B. To induce the Original Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Additional Filing Deadline” means, with respect to any additional Registration Statement(s) that may be required pursuant to Section 2(a)(ii), the 20th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section 2(a)(ii) (which 20th calendar day may be subject to extension pursuant to, and in accordance with, the provisions of Section 3(q) hereof). If the Additional Filing Deadline falls on a Saturday, Sunday or other date that the SEC is closed for business, the Additional Filing Deadline shall be extended to the next day on which the SEC is open for business.

(ii) “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) required pursuant to Section 2(a)(ii), the 45th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section 2(a)(ii) (or the 60th calendar day following such date in the event such additional Registration Statement is reviewed by the SEC), in either case, such calendar day may be subject to extension pursuant to, and in accordance with, the provisions of Section 3(q) hereof. If the Additional Registration Deadline falls on a Saturday, Sunday or other date that the SEC is closed for business, the Additional Registration Deadline shall be extended to the next day on which the SEC is open for business.

(iii) “Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, and any successor statute.

(v) “Filing Deadline” means, (i) with respect to the Registration Statement required pursuant to Section 2(a)(i), the date that is twenty (20) calendar days following the date hereof, and (ii) with respect to each additional Registration Statement required pursuant to Section 2(a)(ii), the Additional Filing Deadline applicable to such additional Registration Statement. If the Filing Deadline falls on a Saturday, Sunday or other date that the SEC is closed for business, the Filing Deadline shall be extended to the next day on which the SEC is open for business.

(vi) “FINRA” means the Financial Industry Regulatory Authority (or successor thereto).

(vii) “Investor” means any Original Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(viii) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(ix) “Preferred Stock” means the Company’s Series A Convertible Preferred Stock, as designated by the Certificate of Designation.

(x) “Prospectus” means (i) any prospectus (preliminary or final) included in any Registration Statement, as may be amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to any offering of Registrable Securities pursuant to a Registration Statement.

(xi) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

(xii) “Registrable Securities,” for a given Registration, means (a) any shares of Common Stock (the “Conversion Shares”) issued or issuable upon conversion of any shares of Preferred Stock pursuant to the Certificate of Designation (without giving effect to any limitations on conversion or issuance set forth in the Certificate of Designation), and (b) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any of the foregoing; provided, however, that any Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) when (x) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with such Registration Statement, (y) such Registrable Securities are sold in accordance with Rule 144 promulgated under the Securities Act or any successor rule (“Rule 144”), or (z) all of such Registrable Securities may be immediately sold to the public by the Investor holding such Registrable Securities without registration or restriction (including, without limitation, as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144, as set forth in a written legal opinion letter from outside counsel to the Company to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected Investor holding such Registrable Securities, provided that the Company complies with its obligations under Section 7(d)(iv) under the Certificate of Designation with respect to any such securities.

(xiii) “Registration Deadline” shall mean, (i) with respect to the Registration Statement required pursuant to Section 2(a)(i), the date that is sixty (60) calendar days after the applicable Filing Deadline (or the 75th calendar day following the applicable Filing Deadline in the event such Registration Statement is reviewed by the SEC), and, (ii) with respect to any additional Registration Statement required pursuant to Section 2(a)(ii), the Additional Registration Deadline. If the Registration Deadline falls on a Saturday, Sunday or other date that the SEC is closed for business, the Registration Deadline shall be extended to the next day on which the SEC is open for business.

(xiv) “Registration Statement(s)” means any registration statement(s) of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to, and all material incorporated by reference in, such Registration Statement.

(xv) “Requisite Investors” means those Investors that are the holders of at least 77% of the aggregate number of (i) Registrable Securities then outstanding and (ii) Registrable Securities directly or indirectly issuable upon the exercise, conversion or exchange of shares of Preferred Stock or other securities held by all Investors, without giving effect to any limitations on exercise, conversion, exchange or issuance of shares of Preferred Stock or other securities.

(xvi) “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis.

(xvii) “SEC” means the United States Securities and Exchange Commission.

2. REGISTRATION.

a. MANDATORY REGISTRATION. (i) Following the date hereof, the Company shall prepare, and, on or prior to the applicable Filing Deadline, file with the SEC a Registration Statement (the “Mandatory Registration Statement”) on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable with respect to the Registrable Securities included in such Registration Statement to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the aggregate number of Conversion Shares that are then issuable upon conversion of the shares of Preferred Stock then outstanding pursuant to the Certificate of Designation, without regard to any limitations on conversion or issuance set forth in the Certificate of Designation. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors and their counsel prior to its filing or other submission.

(ii) If for any reason, despite the Company’s use of its reasonable best efforts to include all of the Registrable Securities in the Registration Statement filed pursuant to Section 2(a)(i) above, and its compliance with the terms of Section 3(r) hereof, the Company is not permitted (including, without limitation, by the SEC) to include all of the Registrable Securities in, or for any other reason any Registrable Securities are not then included in, such Registration Statement or any additional Registration Statement filed pursuant to the provisions set forth below in this Section 2(a)(ii), then the Company shall reduce the number of Registrable Securities included in such Registration Statement filed pursuant to Section 2(a)(i) above or in any such additional Registration Statement filed pursuant to this Section 2(a)(ii), as the case may be, on behalf of the Investors in whole or in part (in case of an exclusion as to a portion of such Registrable Securities that the Company is not permitted to include in such Registration Statement or such additional Registration Statement, as the case may be, such portion shall be allocated pro rata among such Investors in proportion to the respective numbers of such Registrable Securities that otherwise would be registered by or on behalf of each such Investor over the total amount of such Registrable Securities that otherwise would be registered by or on behalf of all Investors). Any Registrable Securities that are not included in the Registration Statement filed pursuant to Section 2(a)(i) above or any additional Registration Statement filed pursuant to the provisions set forth below in this Section 2(a)(ii), as the case may be, in accordance with the foregoing provisions of this Section 2(a)(ii) are referred to in this Agreement as the “Excluded Securities.” In the event that there are Excluded Securities in connection with the Registration Statement filed pursuant to Section 2(a)(i) above or any additional Registration Statement filed pursuant to the provisions set forth below in this Section 2(a)(ii), as the case may be, then (A) the Company shall give the Investors prompt notice of the number of Excluded Securities, and (B) as soon as the Company first knows that any Excluded Securities are now permitted (including, without limitation, by the SEC) and/or otherwise able to be included in an additional Registration Statement filed pursuant to this Section 2(a)(ii), the Company shall prepare and file with the SEC, as soon as practicable but in no event later than the applicable Additional Filing Deadline, such additional Registration Statement covering the resale of such Excluded Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Such additional Registration Statement shall be on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of such Excluded Securities). It is agreed and understood that the Company shall, from time to time, be obligated pursuant to, and in accordance with, this Section 2(a)(ii) to file one or more additional Registration Statements to register any Excluded Securities that are not registered for resale pursuant to a pre-existing Registration Statement filed pursuant to this Agreement.

(iii) The Company shall not, without the consent of the Requisite Investors, include in any Registration Statement filed pursuant to this Section 2(a) or Section 3(b) any securities other than Registrable Securities.

b. PIGGY-BACK REGISTRATIONS. If, at any time prior to the expiration of the Registration Period (as hereinafter defined), the Company shall determine (i) to file with the SEC a registration statement under the Securities Act relating to an offering for its own account or for the account of any other holder of its equity securities (other than securities being registered on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans and other than a Registration Statement filed pursuant to Section 2 of this Agreement), and/or (ii) otherwise to effect an underwritten offering of any securities of the Company of a type included in a then effective Registration Statement, then, subject to the limitations and provisions set forth below in this Section 2(b), Company shall send to each Investor written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement and/or include in such underwritten offering, as applicable, all or any part of such Investor’s Registrable Securities that the Investor requests to be registered and/or included in the underwritten offering, as applicable, except that if, in connection with any underwritten offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in such offering because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such underwritten offering only such limited portion of the Registrable Securities with respect to which the Investor has requested inclusion hereunder as the underwriter(s) shall permit;

provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities to be sold for the accounts of any holders of the Company’s equity securities which are not entitled by contract to inclusion of such securities in an underwritten offering; and

provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in such underwritten offering other than holders of securities entitled to inclusion of their securities in such underwritten offering by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) or Section 3(b) hereof. If an Investor’s Registrable Securities are included in an underwritten offering pursuant to this Section 2(b), then such Investor shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in such underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Without limiting the generality of the foregoing sentence, each Investor whose Registrable Securities are included in an underwritten offering pursuant to this Section 2(b) shall execute and deliver the same underwriting agreement executed and delivered by the underwriter or underwriters in connection with such underwritten offering and the other holders of Common Stock participating in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the rights of the Investors pursuant to this Section 2(b) shall only be available in the case of an underwritten offering or in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) or Section 3(b) in accordance with the terms of this Agreement.

3. OBLIGATIONS OF THE COMPANY. In connection with any registration of the Registrable Securities hereunder, the Company shall have the following obligations:

a. Subject to Section 3(q), the Company shall prepare promptly, and file with the SEC as soon as practicable after such registration obligation arises hereunder (but in no event later than the applicable Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), as applicable, and thereafter use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event no later than the Registration Deadline, and shall thereafter keep the Registration Statement current and effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities included in such Registration Statement have been sold, and (ii) the date on which no Investor holds any Registrable Securities (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), except for information provided in writing by an Investor pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. In the event that Form S-3 is not available for the registration of the resale of any Registrable Securities hereunder (but, for the avoidance of doubt, without in any way affecting the Company’s obligation to register the resale of the Registrable Securities on such other form as is available, as provided in Section 2(a)), (i) subject to Section 3(q), the Company shall undertake to file, within twenty (20) days of such time (which 20th day may be subject to extension pursuant to, and in accordance with, the provisions of Section 3(q) hereof and, if such 20th day falls on a Saturday, Sunday or other date that the SEC is closed for business, such 20th day shall be extended to the next day on which the SEC is open for business) as such form is available for such registration, a post-effective amendment to the Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering such Registrable Securities on Form S-3; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the SEC, and (ii) the Company shall provide that any Registration Statement on Form S-1 filed hereunder shall incorporate documents by reference (including by way of forward incorporation by reference) to the maximum extent possible.

b. Subject to Section 3(q), the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement filed pursuant to Section 2(a) and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement current and effective at all times during the Registration Period, and, during the Registration Period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event that, on any Trading Day (as defined below) (the “Registration Trigger Date”), the number of shares available under a Registration Statement filed pursuant to Section 2(a) or this Section 3(b) is insufficient to cover all of the Registrable Securities, then, subject to Section 3(q), the Company shall, as soon as practicable, but in any event within twenty-five (25) days after the Registration Trigger Date (which 25th day may be subject to extension pursuant to, and in accordance with, the provisions of Section 3(q) hereof and, if such 25th day falls on a Saturday, Sunday or other date that the SEC is closed for business, such 25th day shall be extended to the next day on which the SEC is open for business), amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities issued or issuable upon conversion of the shares of Preferred Stock outstanding pursuant to the Certificate of Designation (without giving effect to any limitations on conversion or issuance contained in the Certificate of Designation), plus the number of shares of Common Stock otherwise beneficially owned by the Investors that remain Registrable Securities, in each case as of the second Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement with the SEC. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but, in any event, (x) within sixty (60) days of the Registration Trigger Date (or the 75th calendar day following the Registration Trigger Date in the event such amendment and/or new Registration Statement is reviewed by the SEC), in either case, such 60th calendar day or such 75th calendar day, as the case may be, may be subject to extension pursuant to, and in accordance with, the provisions of Section 3(q) hereof and, if any such calendar day falls on a Saturday, Sunday or other date that the SEC is closed for business, such calendar day shall be extended to the next day on which the SEC is open for business, or (y) as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the NASDAQ Global Market (the “NasdaqGM”) or, if not the NasdaqGM, the principal securities exchange or other securities market on which the Common Stock is then being traded. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all Registrable Securities” specified above if as of any date of determination (A) the number of shares of Common Stock equal to the sum of (x) the total number of Conversion Shares issued or issuable as of such date of determination upon conversion of the shares of Preferred Stock then outstanding pursuant to the Certificate of Designation, plus (y) the number of shares of Common Stock otherwise beneficially owned by the Investors that remain Registrable Securities as of such date of determination is greater than (B) the number of shares of Common Stock available for resale under such Registration Statement. The foregoing calculations shall be made without regard to any limitations on conversion or issuance of the Preferred Stock pursuant to the Certificate of Designation.

c. The Company shall furnish to each Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as an Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will promptly notify each of the Investors by electronic mail of the effectiveness of each Registration Statement or any post-effective amendment. Subject to Section 3(q), the Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and, as soon as practicable, but in no event later than three (3) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, shall file a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) business days after the submission of such request. No later than the first business day after such Registration Statement becomes effective, the Company will file with the SEC the final prospectus included therein pursuant to Rule 424 (or successor thereto) under the Securities Act.

d. The Company shall use its reasonable best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor that holds Registrable Securities of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 3(q), promptly prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor that holds Registrable Securities (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g. The Company shall permit a single firm of counsel designated by the Investors (“Legal Counsel”) to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), a reasonable period of time prior to their filing with the SEC (not less than five (5) business days but not more than eight (8) business days) and not file any documents in a form to which Legal Counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to Legal Counsel.

h. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i. The Company shall use its reasonable best efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and, to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities.

j. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the initial Registration Statement.

k. The Company shall cooperate with each Investor that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system, in any such case as such Investor or the managing underwriter or underwriters, if any, may reasonably request. Within three (3) business days after a Registration Statement which includes Registrable Securities becomes effective, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

l. At the request of an Investor, the Company shall prepare and file with the SEC, subject to Section 3(q), such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

m. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities (other than Registrable Securities) in any Registration Statement filed pursuant to Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Requisite Investors. In addition, the Company shall not include any securities for its own account or the account of others in any Registration Statement filed pursuant to Section 2(a) hereof or any amendment or supplement thereto filed pursuant to Section 3(b) hereof without the consent of the Requisite Investors.

n. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to a Registration Statement.

o. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

p. If required by the FINRA Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

q. Notwithstanding anything to the contrary in this Agreement, in the event that the Company reasonably determines that (1) the filing of a Registration Statement pursuant to Section 2 hereof (other than the Mandatory Registration Statement) on or prior to the Filing Deadline applicable to such Registration Statement, (2) the filing of the Prospectus that relates to such Registration Statement (other than the Mandatory Registration Statement) pursuant to Rule 424, (3) the Company’s efforts pursuant to Section 2 hereof to cause a Registration Statement (other than the Mandatory Registration Statement) previously filed pursuant to Section 2 of this Agreement to be declared effective under the Securities Act no later than the Registration Deadline applicable to such Registration Statement (including, without limitation, by filing any pre-effective amendment to such Registration Statement), or (4) the filing, delivery or distribution of any supplement or amendment, including a post-effective amendment, to a Registration Statement previously filed pursuant to Section 2 of this Agreement or of any supplement to the Prospectus related to such Registration Statement or of any document incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, would require or result in the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and not, in the opinion of counsel to the Company, otherwise required, the Company may delay any or all of the actions referred to in the foregoing clauses (1)-(4) that would require or result in the disclosure of such material non-public information (a “Grace Period”); provided, that the Company shall (i) promptly notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of such material non-public information to any Investor unless otherwise requested in writing by such Investor and such Investor agrees in writing to maintain the confidentiality of such material non-public information) and the date on which the Grace Period will begin, and (ii) promptly notify the Investors in writing of the date on which the Grace Period ends as soon as such date may be determined,; and, provided, further, that (A) no Grace Period shall exceed forty-five (45) consecutive days, (B) during any three hundred sixty five (365) day period, such Grace Periods shall not exceed an aggregate of seventy-five (75) days and (C) the first day of any Grace Period must be at least ten (10) business days after the last day of any prior Grace Period (each Grace Period that satisfies all of the requirements of this Section 3(q) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in the foregoing clause (i) of this Section 3(q) and shall end on and include the later of the date the Investors receive the notice referred to in the foregoing clause (ii) of this Section 3(q) and the date referred to in such notice. The provisions of Section 3(e) hereof shall not be applicable during the period of any Allowable Grace Period, Failure Payments (as defined in Section 5) shall not accrue on any day during an Allowable Grace Period, and the unavailability of a Registration Statement for resales of the Registrable Securities on any day during an Allowable Grace Period shall not constitute a “Registration Failure” (as defined in Section 5). In the event that an Allowable Grace Period is in effect on any date on which any Registration Statement (other than the Mandatory Registration Statement) pursuant to Section 2 hereof may be filed or declared effective, then the Filing Deadline and/or the Registration Deadline, as the case may be, applicable to such Registration Statement shall be automatically extended only until the first Business Day following the expiration of such Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

r. If at any time the SEC advises the Company in writing that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to participate or have their respective counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their respective counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which any Investor’s counsel reasonably objects.

4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

c. In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities of any Investor are to be included, such Investor agrees to enter into and perform the Investor’s obligations under an underwriting agreement, in usual and customary form, including customary indemnification and contribution obligations (as applicable to selling security holders generally), with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Investor’s Registrable Securities.

d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f).

5. Registration Failure.

a. In the event of a Registration Failure, the Investors shall be entitled to payments as set forth below. For purpose hereof, “Registration Failure” means that (a) the Company fails to file with the SEC on or before the applicable Filing Deadline any Registration Statement required to be filed pursuant to Section 2(a) hereof, (b) the Company fails to use its reasonable best efforts to obtain effectiveness with the SEC of any Registration Statement that is required to be filed pursuant to Section 2(a) hereof, prior to the applicable Registration Deadline, and if such Registration Statement does not become effective prior to the applicable Registration Deadline, as soon as possible thereafter, or fails to use its reasonable best efforts to keep such Registration Statement current and effective as required in Section 3 hereof, (c) the Company fails to file any additional Registration Statement required to be filed pursuant to Section 2(a)(ii) hereof on or before the applicable Additional Filing Deadline or fails to use its reasonable best efforts to cause such new Registration Statement to become effective on or before the applicable Additional Registration Deadline, and if such effectiveness does not occur within such period, as soon as possible thereafter, (d) the Company fails to file any amendment to any Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 3(b) hereof within the number of calendar days required under Section 3(b) hereof following the applicable Registration Trigger Date, or fails to use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective within the number of calendar days required under Section 3(b) hereof following the applicable Registration Trigger Date, and, if such effectiveness does not occur within such period, as soon as possible thereafter, or (e) any Registration Statement required to be filed hereunder, after its initial effectiveness and during the Registration Period, lapses in effect or, other than on a day during an Allowable Grace Period, sales of all of the Registrable Securities cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance herewith, the Company’s failure to file and, use reasonable best efforts to obtain effectiveness with the SEC of an additional Registration Statement or amended Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) hereof, as applicable).

b. Upon any Registration Failure, in addition to all other available remedies that the Investors may pursue hereunder, under the Certificate of Designation and/or the Securities Purchase Agreement, the Company shall pay additional damages (the “Failure Payment”) to the Investors holding Registrable Securities included, or to be included, as applicable, in a Registration Statement for each 30-day period (prorated for any partial period) after the date of such Registration Failure until such Registration Failure is cured in an amount in cash equal to one and one-half percent (1.5%) of the product of (i) the sum of (x) the aggregate number of Conversion Shares that are then issued and issuable upon conversion of the Preferred Stock that constitute Registrable Securities and are included, or to be included, as applicable, in such Registration Statement, as of the date such Registration Failure occurs (without regard to any limitations on conversion or issuance set forth in the Certificate of Designation), plus (y) all other shares of Common Stock that constitute Registrable Securities and are included, or to be included, as applicable, in such Registration Statement, as of the date such Registration Failure occurs, multiplied by (ii) the Volume Weighted Average Price (as defined in the Certificate of Designation) of the Common Stock as of the date of calculation for such Failure Payment. Such payments shall accrue until the earlier of (x) such time as the Registration Failure has been cured and (y) the date on which all of the Registrable Securities may be disposed of for the Investor’s own account without restriction under Rule 144 (including, without limitation, volume restrictions and without the need for the availability of current public information under Rule 144). Each Investor shall be entitled to its pro rata portion of any such Failure Payment based upon the number of Registrable Securities held by such Investor included, or to be included, as applicable, relative to the total number of Registrable Securities included, or to be included, as applicable, in the Registration Statement giving rise to such Failure Payment. Notwithstanding anything express or implied to the contrary in the foregoing provisions of this Section 5, elsewhere in this Agreement or in the Securities Purchase Agreement and/or the Certificate of Designation, (1) no Failure Payment shall accrue or be payable with respect to any period after the expiration of the applicable Registration Period, (2) no Registration Failure shall be deemed to occur or have occurred by virtue of the exclusion, in accordance with the provisions of Section 2(a)(ii), of any Excluded Securities from any Registration Statement filed or required to be filed pursuant to Section 2(a), and (3) no Failure Payment shall accrue or be payable with respect to any period that a Registration Statement is unavailable for resales of Registrable Securities solely due to a breach by an Investor that holds any such Registrable Securities of its obligations under Section 4 hereof.

6. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in the aggregate amount up to $25,000 per registration in connection with registrations pursuant to Section 2 or 3 of this Agreement, other than the Mandatory Registration Statement (but not, for the avoidance of doubt, any post-effective amendments or supplements thereto).

7. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Investor, and (ii) the directors, officers, partners, managers, members, employees, agents of each Investor, and each Person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, or any amendment as supplement thereto, or any filing made under state securities laws as required hereby, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (B) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading; or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees and other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not apply to a Claim arising out of or based upon a Violation to the extent that such Violation occurs (x) in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, or (y) as a result of the use by such Investor of an outdated or defective Prospectus after the Company has validly notified such Investor in writing pursuant to Section 3(e) that the Prospectus is outdated or defective; provided that, for the avoidance of doubt, no Investor shall be deemed to have used an outdated or defective Prospectus from and after the time that a corrected or updated Prospectus has been filed with the SEC. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any of the Investors pursuant to Section 10. The indemnity and contribution agreements of the Company contained in this Section 7(a) and Section 8 below, respectively, are in addition to any liability that the Company may have to the Indemnified Persons, and are not in diminution or limitation of the indemnification provisions, under the Securities Purchase Agreement or any underwriting agreement entered into by the Company with any underwriter in connection with any underwritten offering of Registrable Securities.

b. Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be;

provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for such Indemnified Person, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and the Company. In the event that the foregoing proviso is applicable, the Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by the Investors. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually prejudiced in its ability to defend such action, and shall not relieve the Company of any liability to the Indemnified Person otherwise than pursuant to this Section 7. Provided that, and so long as, the Company has assumed control of the defense of any Claim in respect of which indemnification or contribution may be or has been sought hereunder, the Company shall not be liable with respect to any such Claim if the applicable Indemnified Person consents to entry of any judgment or enters into any settlement or other compromise with respect to such Claim without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall not, without the prior written consent of the Indemnified Persons, consent to entry of any judgment or enter into any settlement or other compromise with respect to any Claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such Indemnified Party is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Persons of a full release from all liability with respect to such Claim or which includes any admission as to fault or culpability on the part of any Indemnified Person. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as any expense, loss, damage or liability is incurred.

c. Each Investor will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any, and each Person who controls the Company within the meaning of the Securities Act or the Exchange Act, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violation which occurs due to the inclusion by the Company in a Registration Statement, or any amendment as supplement thereto, or any filing made under state securities laws as required hereby of information about such Investor, where such information was furnished in writing to the Company by such Investor expressly for the purpose of inclusion in such Registration Statement, or any amendment as supplement thereto, or any filing made under state securities laws as required hereby. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 7(c) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that an Investor shall be liable under this Section 7(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

d. Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against any Investor under this Section 7, deliver to such Investor a written notice of the commencement thereof, and such Investor shall have the right to participate in the defense thereof.

8. CONTRIBUTION. If for any reason the indemnification provided for in Section 7(a) or 7(c) (as applicable) is unavailable to an Indemnified Person or Company Indemnified Person (as applicable) or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Person or Company Indemnified Person (as applicable) as a result of the Claim in such proportion as is appropriate to reflect the relative fault of the Indemnified Person or Company Indemnified Person (as applicable) and the indemnifying party (provided that the relative fault of any Company Indemnified Person shall be deemed to include the fault of all other Company Indemnified Persons), as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of an Investor be greater in amount than the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities giving rise to such contribution obligation pursuant to the applicable Registration Statement (net of the aggregate amount of any damages or other amounts such Investor has otherwise been required to pay (pursuant to Section 7(c) or otherwise) by reason of such Investor’s untrue or alleged untrue statement or omission or alleged omission).

9. REPORTS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. so long as any of the Investors owns Registrable Securities, promptly upon request, furnish to such Investor (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Investor to sell such Registrable Securities pursuant to Rule 144 without registration.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein as applicable to the Investors. In the event that an Investor transfers all or any portion of its Registrable Securities pursuant to this Section 10, the Company shall have up to ten (10) days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415, and the commencement date of any Registration Failure caused thereby will be extended by ten (10) days.

11. AMENDMENT OF REGISTRATION RIGHTS. The provisions of this Agreement may be modified, supplemented or amended, and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Requisite Investors; provided, that no such waiver, modification, supplement or amendment shall be binding on any Investor without the written consent of such Investor unless such modification, supplement, amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each of the Investors and the Company.

12. MISCELLANEOUS.

a. A Person is deemed to hold, and be a holder of, shares of Common Stock or other Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such shares of Common Stock or other Registrable Securities (or shares of Preferred Stock or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable, without giving effect to any limitations on exercise, conversion, exchange or issuance of shares of Preferred Stock or other securities), and solely for purposes hereof, Registrable Securities shall be deemed outstanding to the extent they are directly or indirectly issuable upon exercise, conversion or exchange (as applicable) of shares of Preferred Stock or other outstanding securities, without giving effect to any limits on exercise, conversion, exchange or issuance of Preferred Stock or other securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or shares of Preferred Stock or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable).

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (except notice may not be delivered to the Company via facsimile) or e-mail (provided confirmation of transmission is mechanically or electronically generated and, in the case of an email, a read receipt is received, and in each case kept on file by the sending party); or (iii) upon receipt, when delivered by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

E-mail: SeriesA@Proteontx.com

Attention: Chief Executive Officer

With copy to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110-1726

Facsimile: (617) 341-7701

E-mail: julio.vega@morganlewis.com

Attention: Julio E. Vega, Esq.

If to an Investor, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such Investor’s representatives as set forth on the Schedule of Buyers, or, in the case of an Investor or the Company, at such other address and/or facsimile number (in the case of such Investor) and/or to the attention of such other officer or authorized representative as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e. This Agreement, the Certificate of Designation and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement, the Certificate of Designation and the Securities Purchase Agreement (including all schedules and exhibits thereto) supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof; provided, that nothing contained herein shall be deemed to supersede that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of June 22, 2017 (the “Fifth IRA”), by and among the Company and the Company’s stockholders party thereto, which Fifth IRA shall continue in full force and effect.

f. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, and the provisions of Sections 7 and 8 hereof shall inure to the benefit of, and be enforceable by, each Indemnified Person and Company Indemnified Person (as applicable).

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Investors shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m. In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, then, subject to Section 10 hereof, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.

n. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

o. The Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company other than registration rights that will not adversely affect the rights of the Investors hereunder (including by limiting in any way the number of Registrable Securities that could be included in any Registration Statement pursuant to Rule 415, except to the extent otherwise provided in Section 2(b) hereof) and shall not otherwise enter into any agreement that is inconsistent with the rights granted to the Investors hereunder.

p. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

q. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (ii) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

[Remainder of page left intentionally blank]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

PROTEON THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Timothy Noyes
Name: Timothy Noyes
Title: CEO

Signature Page to Registration Rights Agreement

INVESTORS:

ABINGWORTH BIOVENTURES VI, LP

By:	Abingworth LLP
its Manager

By:	/s/ James Abell
Name: James Abell
Title: Partner

Signature Page to Registration Rights Agreement

INVESTORS:

BLACKWELL PARTNERS LLC - SERIES A

By:	/s/ Eric M. Koehrsen
Name: Eric M. Koehrsen
Title: DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. Lall
Name: Jannine M. Lall
Title: DUMAC, Inc.
Authorized Agent

Signature Page to Registration Rights Agreement

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By:	Deerfield Mgmt IV, L.P., its General Partner
By:	J.E. Flynn Capital IV, LLC, its General Partner

By:	/s/ David Clark
Name: David Clark
Title: Authorized Signatory

Signature Page to Registration Rights Agreement

INVESTORS:

FAIRMOUNT HEALTHCARE FUND, L.P.

By:	/s/ Tomas Kiselak
Name: Tomas Kiselak
Title: Managing Member

Signature Page to Registration Rights Agreement

INVESTORS:

INTERSOUTH PARTNERS VI, L.P.

By:	Intersouth Associates VI, LLC
its General Partner

By:	/s/ Mitch Mumma
Name: Mitch Mumma
Title: Managing Member

Signature Page to Registration Rights Agreement

INVESTORS:

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By:	/s/ James Mannix
Name: James Mannix
Title: Chief Operating Officer

Signature Page to Registration Rights Agreement

INVESTORS:

PHARMSTANDARD INTERNATIONAL S.A.

By:	/s/ Eriks Martinovskis
Name: Eriks Martinovskis
Title: Director

Signature Page to Registration Rights Agreement

INVESTORS:

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Management, LLC,
its General Partner

By:	/s/ Nicholas McGrath
Name: Nicholas McGrath
Title: Authorized Signatory

Signature Page to Registration Rights Agreement

INVESTORS:

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND IV, LP

By:	Skyline Venture Management IV, LLC,
its General Partner

By:	/s/ John G. Freund
Name: John G. Freund
Title: Managing Director

Signature Page to Registration Rights Agreement

INVESTORS:

TVM LIFE SCIENCE VENTURES VI GMBH & CO. KG

By:	/s/ Josef Moosholzer
Name: Josef Moosholzer
Title: Authorized Officer

By:	/s/ Stefan Fischer
Name: Stefan Fischer
Title: Authorized Officer

Signature Page to Registration Rights Agreement

TVM LIFE SCIENCE VENTURES VI LP

By:	its General Partner TVM Life Science
Ventures VI (Cayman) Ltd.

By:	/s/ Josef Moosholzer
Name:	Josef Moosholzer
Title:	Authorized Officer

By:	/s/ Stefan Fischer
Name:	Stefan Fischer
Title:	Authorized Officer

Signature Page to Registration Rights Agreement